ADMINISTRATIVE SERVICE AGREEMENT

This Administrative Service Agreement (the “Agreement”), effective this 13th day of April, 2004 is made by and between Nationwide Financial Services, Inc. and its subsidiary life insurance companies, (collectively, “NFS”) and FAM Distributors, Inc., (“FAMD”) and Merrill Lynch Variable Series Funds, Inc. (the “Fund”), (collectively, “the Company”);

WHEREAS, the Company is responsible for certain administrative functions associated with each series of the Funds (each a “Fund”) set forth on Exhibit A, which may be amended from time to time; and

WHEREAS, NFS or its designee provide certain administrative services to the owners of certain variable annuity contracts and/or variable life insurance policies (collectively, the “Variable Products”) issued by Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Life Insurance Company of America and/or Nationwide Life and Annuity Company of America (collectively, “Nationwide”) through certain Nationwide Variable Accounts; and

WHEREAS, the Funds will be included as underlying investment options for the Variable Products issued by Nationwide through the Variable Accounts pursuant to a Fund Participation Agreement previously or contemporaneously entered into by NFS and the Company and/or Funds; and

WHEREAS, the Company recognizes substantial savings of administrative expenses as a result of NFS or its subsidiaries performing certain administrative services (“Services”) on behalf of the Funds; and

NOW, THEREFORE, NFS and the Company, in consideration of the undertaking described herein, agree that the Funds will be available as underlying investment options in the Variable Products issued by Nationwide, subject to the following:

1.
NFS or its designee agrees to provide Services for the contract owners of the Variable Products who choose the Funds as underlying investment options.  Such Services will include those described on Exhibit B.  NFS and the Company each acknowledge and agree that the Services provided hereunder are for sub-accounting for individual holders of Contracts, recordkeeping, and other such administrative services.  The Services do not include investment advisory or distribution services, and each party acknowledges and agrees that no fees paid hereunder are in exchange for any such investment advisory or distribution services.

2.
In consideration for the Services to be provided by NFS to the Variable Products pursuant to this Agreement, the Company will calculate and pay NFS a fee (“Service Fee”) at an annualized rate equal to the rates shown on Exhibit A of the average daily net assets of each Fund held by the Variable Accounts during the period in which they were earned.  NFS and the Company agree that the Service Fee described in this Agreement is for administrative services only and does not constitute payment in any manner for investment advisory services or the cost of distribution of the Funds or the Contracts.  The Service Fees will be paid to NFS as soon as practicable, but no later than 30 days after the end of the period in which they were earned.  The Service Fees will be paid on a quarterly or monthly basis.

3.
The parties agree that a Service Fee will be paid to NFS according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Variable Accounts.  This provision will survive termination of this Agreement and the termination of the related Fund Participation Agreement(s) with Nationwide.

4.
Either party may terminate this Agreement by at least 90 days’ written notice to the other.  In addition, NFS or the Company may terminate this Agreement immediately upon written notice to the other:  (1) if required by any applicable law or regulation; (2) if NFS or the Company engage in any material breach of this Agreement; or (3) in the event of an assignment as defined by Section 2(a)(4) of the Investment Company Act of 1940.  This Agreement will terminate immediately and automatically with respect to Funds held in the Variable Accounts upon the termination of the Fund Participation Agreement which governs a Fund’s inclusion as an underlying investment option in the Variable Products and in such event no notice is required under this Agreement.

5.	Each notice required by this Agreement shall be given by wire and confirmed in writing to:

If to NFS:

Nationwide Financial Services, Inc.
One Nationwide Plaza
Columbus, Ohio  43215
Attention:  Securities Officer
Fax:  (614) 677-2295

If to the Company:

FAM Distributors, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536
Attention:  General Counsel
Fax:  (609) 282-3222

11.
This Agreement shall be construed and the provisions hereof interpreted in accordance with the laws of Ohio.  This Agreement shall be subject to the provisions of the federal securities statutes, rules and regulations, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.

12.
Each of the parties to this Agreement acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements or arrangements with other entities.

13.
This Agreement may not be assigned unless agreed to by the parties in writing, except that it shall be assigned automatically to any successor to either party, and any such successor shall be bound by the terms of this Agreement.

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms.

NATIONWIDE FINANCIAL SERVICES, INC.

By:
Name: [William G. Goslee]
Title: Vice President – Investment and Advisory Services

THE COMPANY

By:
Name: [Daniel J. Dart]
Title: Managing Director

EXHIBIT A
TO ADMINISTRATIVE SERVICE AGREEMENT

SERVICE FEES
FUND NAME – CLASS I SHARES	TOTAL SERVICE FEE
Merrill Lynch American Balanced V.I.	[X.XX%]
Merrill Lynch Basic Value V.I.	[X.XX%]
Merrill Lynch Core Bond V.I.	[X.XX%]
Merrill Lynch Developing Markets V.I.	[X.XX%]
Merrill Lynch Fundamental Growth V.I.	[X.XX%]
Merrill Lynch Global Growth V.I.	[X.XX%]
Merrill Lynch Global Allocation V.I.	[X.XX%]
Merrill Lynch Government Bond V.I.	[X.XX%]
Merrill Lynch High Current Income V.I.	[X.XX%]
Merrill Lynch Index 500 V.I.	[X.XX%]
Merrill Lynch International V.I.	[X.XX%]
Merrill Lynch Large Cap Growth V.I.	[X.XX%]
Merrill Lynch Large Cap Core V.I.	[X.XX%]
Merrill Lynch Large Cap Value V.I.	[X.XX%]
Merrill Lynch Small Cap Value V.I.	[X.XX%]
Merrill Lynch Utilities and Telecom V.I.	[X.XX%]
FUND NAME – CLASS II SHARES	TOTAL SERVICE FEE
Merrill Lynch American Balanced V.I.	[X.XX%]
Merrill Lynch Basic Value V.I.	[X.XX%]
Merrill Lynch Core Bond V.I.	[X.XX%]
Merrill Lynch Developing Markets V.I.	[X.XX%]
Merrill Lynch Fundamental Growth V.I.	[X.XX%]
Merrill Lynch Global Growth V.I.	[X.XX%]
Merrill Lynch Global Allocation V.I.	[X.XX%]
Merrill Lynch Government Bond V.I.	[X.XX%]
Merrill Lynch High Current Income V.I.	[X.XX%]
Merrill Lynch Index 500 V.I.	[X.XX%]
Merrill Lynch International V.I.	[X.XX%]
Merrill Lynch Large Cap Growth V.I.	[X.XX%]
Merrill Lynch Large Cap Core V.I.	[X.XX%]
Merrill Lynch Large Cap Value V.I.	[X.XX%]
Merrill Lynch Small Cap Value V.I.	[X.XX%]
[X.XX%]

FUND NAME – CLASS III SHARES	TOTAL SERVICE FEE
Merrill Lynch American Balanced V.I.	[X.XX%]
Merrill Lynch Basic Value V.I.	[X.XX%]
Merrill Lynch Core Bond V.I.	[X.XX%]
Merrill Lynch Developing Markets V.I.	[X.XX%]
Merrill Lynch Fundamental Growth V.I.	[X.XX%]
Merrill Lynch Global Growth V.I.	[X.XX%]
Merrill Lynch Global Allocation V.I.	[X.XX%]
Merrill Lynch Government Bond V.I.	[X.XX%]
Merrill Lynch High Current Income V.I.	[X.XX%]
Merrill Lynch Index 500 V.I.	[X.XX%]
Merrill Lynch International V.I.	[X.XX%]
Merrill Lynch Large Cap Growth V.I.	[X.XX%]
Merrill Lynch Large Cap Core V.I.	[X.XX%]
Merrill Lynch Large Cap Value V.I.	[X.XX%]
Merrill Lynch Small Cap Value V.I.	[X.XX%]
[X.XX%]

EXHIBIT B
TO ADMINISTRATIVE SERVICE AGREEMENT

Services Provided by NFS

Pursuant to the Agreement, NFS shall perform all administrative and shareholder services with respect to the Variable Products, including but not limited to, the following:

1.
Maintaining separate records for each contract owner, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such contract owners.  NFS will maintain a single master account with each Fund on behalf of contract owners and such account shall be in the name of NFS (or its designee) as record owner of shares owned by contract owners.

2.	Disbursing or crediting to contract owners all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.
Preparing and transmitting to contract owners, as required by law, periodic statements showing the total number of shares owned by contract owners as of the statement closing date, purchases and redemptions of Fund shares by the contract owners during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by contract owners.

4.	Supporting and responding to service inquiries from contract owners.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for contract owners.

6.	Generating written confirmations and quarterly statements to Contract owners/ participants.

7.
Distributing to contract owners, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf to the contract owners.

Amendment to Administrative Services Agreement

Reference is made to the Administrative Services Agreement dated as of April 13, 2004, (the “Agreement”) made by and between Nationwide Financial Services, Inc. and its subsidiary life insurance companies, (collectively, “NFS”) and FAM Distributors, Inc., (“FAMD”) and FAM Variable Series Funds, Inc. (the “Fund”), (collectively, “the Company”) which serves as adviser and distributor to the Funds, as listed on Exhibit A.  This amendment to the Agreement is made as of February 1, 2005.

WHEREAS, the parties to the Agreement wish to amend it to permit FAM Series Funds as investment options in the Variable Products,

NOW THEREFORE, the Agreement is amended as follows:

Exhibit A to the Agreement is hereby deleted and replaced with the attached Exhibit A, and all references in the Agreement to the Portfolios shall be deemed to refer to the series of shares of the Fund as set forth on Exhibit A as attached hereto.

All capitalized terms used herein without definition and defined in this Agreement shall have the same meaning herein as therein.

All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to Administrative Services Agreement as of the date and year first above written.

NATIONWIDE FINANCIAL SERVICES, INC.

By:
Name:                      [Karen R. Colvin]
Title:                      Officer

FAM SERIES FUND, INC.

By:
Name:                      [Donald C. Burke]
Title:                      Vice President and Treasurer

FAM DISTRIBUTORS, INC.

By:
Name:                      [Daniel J. Dart]
Title:                      Managing Director

EXHIBIT A

FUNDS

All current and future funds available for sale through the Variable Products, including but not limited to any funds listed below.
EXHIBIT A
TO ADMINISTRATIVE SERVICE AGREEMENT

SERVICE FEES
FUND NAME – CLASS I SHARES	TOTAL SERVICE FEE
Mercury American Balanced V.I.	[X.XX%]
Mercury Basic Value V.I.	[X.XX%]
Mercury Core Bond V.I.	[X.XX%]
Mercury Domestic Money Market V.I.	[X.XX%]
Mercury Fundamental Growth V.I.	[X.XX%]
Mercury Global Growth V.I.	[X.XX%]
Mercury Global Allocation V.I.	[X.XX%]
Mercury Government Bond V.I.	[X.XX%]
Mercury High Current Income V.I.	[X.XX%]
Mercury Index 500 V.I.	[X.XX%]
Mercury International Value V.I.	[X.XX%]
Mercury Large Cap Growth V.I.	[X.XX%]
Mercury Large Cap Core V.I.	[X.XX%]
Mercury Large Cap Value V.I.	[X.XX%]
Mercury Value Opportunities V.I.	[X.XX%]
Mercury Utilities and Telecommunications V.I.	[X.XX%]
FUND NAME – CLASS II SHARES	TOTAL SERVICE FEE
Mercury American Balanced V.I.	[X.XX%]
Mercury Basic Value V.I.	[X.XX%]
Mercury Core Bond V.I.	[X.XX%]
Mercury Domestic Money Market V.I.	[X.XX%]
Mercury Fundamental Growth V.I.	[X.XX%]
Mercury Global Growth V.I.	[X.XX%]
Mercury Global Allocation V.I.	[X.XX%]
Mercury Government Bond V.I.	[X.XX%]
Mercury High Current Income V.I.	[X.XX%]
Mercury Index 500 V.I.	[X.XX%]
Mercury International Value V.I.	[X.XX%]
Mercury Large Cap Growth V.I.	[X.XX%]
Mercury Large Cap Core V.I.	[X.XX%]
Mercury Large Cap Value V.I.	[X.XX%]
Mercury Value Opportunities V.I.	[X.XX%]
Mercury Utilities and Telecommunications V.I.	[X.XX%]

FUND NAME – CLASS III SHARES	TOTAL SERVICE FEE
Mercury American Balanced V.I.	[X.XX%]
Mercury Basic Value V.I.	[X.XX%]
Mercury Core Bond V.I.	[X.XX%]
Mercury Domestic Money Market V.I.	[X.XX%]
Mercury Fundamental Growth V.I.	[X.XX%]
Mercury Global Growth V.I.	[X.XX%]
Mercury Global Allocation V.I.	[X.XX%]
Mercury Government Bond V.I.	[X.XX%]
Mercury High Current Income V.I.	[X.XX%]
Mercury Index 500 V.I.	[X.XX%]
Mercury International Value V.I.	[X.XX%]
Mercury Large Cap Growth V.I.	[X.XX%]
Mercury Large Cap Core V.I.	[X.XX%]
Mercury Large Cap Value V.I.	[X.XX%]
Mercury Value Opportunities V.I.	[X.XX%]
Mercury Utilities and Telecom V.I.	[X.XX%]

Portfolios of Fam Series Fund, Inc.
Offered to Segregated Accounts of NATIONWIDE FINANCIAL SERVICES, INC.

Fund Name	Share Class	Total Service Fee
Mercury Mid Cap Value Opportunities Portfolio	Class I, Class II, Class III	Class II XX bps Class III XX bps
Mercury Global Small Cap Portfolio	Class I, Class II, Class III	Class II XX bps Class III XX bps
Mercury Small Cap Index Portfolio	Class I, Class II, Class III	Class II XX bps Class III XX bps
Mercury International Index Portfolio	Class I, Class II, Class III	Class II XX bps Class III XX bps
Mercury Equity Dividend Portfolio	Class I, Class II, Class III	Class II XX bps Class III XX bps
Mercury Low Duration Portfolio	Class I, Class II, Class III	Class II XX bps Class III XX bps